UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2008

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of finalizing the recording of the sale of our wholly-owned subsidiary, Wolverine Tube (Canada), Inc. in the third quarter of 2008, the Company determined that the assets held for sale as reported in the June 29, 2008 unaudited condensed consolidated balance sheet in the Company’s Form 10-Q for the second quarter of 2008 should have been reduced by approximately $6.8 million to a fair value of $57.8 million. This non-cash adjustment should have been recorded as a loss from discontinued operations in the Company’s unaudited condensed consolidated statements of operations. Accordingly, the Company’s second quarter Form 10-Q will be amended to reflect the adjustment.

On October 17, 2008, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) reviewed the Company’s findings and concluded that a material misstatement in the Company’s financial statements in its Form 10-Q filing for the second quarter of 2008 had occurred due to the error described above.

The Company will file an amended Form 10-Q for the second quarter of 2008 as soon as practicable after filing the Form 10-Q/A for the first quarter of 2008, which is being amended in accordance with the current report on Form 8-K, dated August 12, 2008.
As a result of the above, the previously issued financial statements included in the Company’s Form 10-Q for the period ended June 29, 2008 as originally filed should no longer be relied upon.

The impact on the Company’s previously issued financial statements is reflected in the tables below:

Wolverine Tube, Inc.
Condensed Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Net income (loss)
	from discontinued	Net income
	operations	(loss)
Three months ended June 29,2008

As previously reported	$2,717	$(3,173)

Fair value adjustment	(6,800)	(6,800)

As restated	$(4,083)	$(9,973)

	Net income(loss)
	from discontinued
	operations	Net income(loss)

Six months ended June 29, 2008

As previously reported	$8,564	$1,839

Fair value adjustment	(6,800)	(6,800)

As restated	$1,764	$(4,961)

Wolverine Tube, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

		June 29, 2008
	(as previously
	reported)	Adjustment	(as restated)
Assets:
Assets held for sale	75,621	(6,800)	68,821
Total current assets	329,373	(6,800)	322,573
Total assets	438,280	(6,800)	431,480

Liabilities, preferred stock
and stockholders' equity:
Accumulated deficit	$(97,795)	$(6,800)	$(104,595)
Total stockholders' equity	67,068	(6,800)	60,268
Total liabilities, preferred stock	438,280	(6,800)	431,480
and stockholders' equity

The Company’s management and its Audit Committee discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, KPMG LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

Date: Dated: October 23, 2008	By:	/s/ David A. Owen
David A. Owen
Senior Vice President, Chief Financial Officer and Secretary